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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 27, 1997



                            MORGAN STANLEY GROUP INC.
             (Exact name of registrant as specified in its charter)



              Delaware              1-9085                 13-2838811
(State or other jurisdiction of   (Commission File     (I.R.S. Employer
incorporation or organization)    Number)              Identification Number)

                     1585 Broadway, New York, New York 10036
           (Address of principal executive offices including zip code)


       Registrant's telephone number, including area code: (212) 761-4000




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Item 5.  Other Events

         Attached and incorporated herein by reference as Exhibit 99 is a press release (1) summarizing the financial results of Morgan Stanley Group Inc. (the "Company") for the three months ended February 28, 1997 and February 29, 1996, (2) announcing the declaration by the Company's Board of Directors of a quarterly cash dividend of 20 cents per common share and (3) announcing the formal recision by the Board of Directors of the Company's existing stock repurchase authorization.




Item 7(c).  Exhibits

99. Press release dated March 27, 1997 (1) summarizing the financial results of the Company for the three months ended February 28, 1997 and February 29, 1996, (2) announcing the declaration by the Company's Board of Directors of a quarterly cash dividend of 20 cents per common share and (3) announcing the formal recision by the Board of Directors of the Company's existing stock repurchase authorization.
 .



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     MORGAN STANLEY GROUP INC.
                                                     Registrant




                                                     /s/Ralph L. Pellecchio
                                                     Ralph L. Pellecchio
                                                     Assistant Secretary



Date:    March 27, 1997


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                            Index to Exhibits


Exhibit No.                 Description

99                          Press release dated March 27, 1997 (1)
                            summarizing the financial results of the Company for the three months ended February 28, 1997 and February 29, 1996, (2) announcing the declaration by the Company's Board of Directors of a quarterly cash dividend of 20 cents per common share and (3) announcing the formal recision by the Board of Directors of the Company's existing stock repurchase authorization.